    AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON AUGUST 21, 1998

                                                      REGISTRATION NO. 333-
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                            ------------------------

                                    FORM S-3
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933
                            ------------------------

                           THE NEW YORK TIMES COMPANY
             (Exact name of Registrant as specified in its charter)

                     NEW YORK                                           13-1102020
         (State or other jurisdiction of                              (IRS Employer
          incorporation or organization)                           Identification No.)

                            ------------------------

                              229 WEST 43D STREET
                              NEW YORK, N.Y. 10036
                                 (212) 556-1234
              (Address, including zip code, and telephone number,
       including area code, of Registrant's principal executive offices)
                            ------------------------

                              SOLOMON B. WATSON IV
                   SENIOR VICE PRESIDENT AND GENERAL COUNSEL
                           THE NEW YORK TIMES COMPANY
                              229 WEST 43D STREET
                              NEW YORK, N.Y. 10036
                                 (212) 556-1234
           (Name, address, including zip code, and telephone number,
                   including area code, of agent for service)
                            ------------------------

                                      COPIES TO:
            SAMUEL S. FRIEDMAN                          ROBERT S. RISOLEO
       MORGAN, LEWIS & BOCKIUS LLP                     SULLIVAN & CROMWELL
             101 PARK AVENUE                             125 BROAD STREET
           NEW YORK, N.Y. 10178                        NEW YORK, N.Y. 10004

                            ------------------------

    APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: From time to time after the registration statement becomes effective.

    If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. / /

    If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. /X/

    If this Form is filed to register additional securities for any offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /

    If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /

    If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. / /
                            ------------------------

                        CALCULATION OF REGISTRATION FEE

                                                                        PROPOSED MAXIMUM    PROPOSED MAXIMUM
TITLE OF EACH CLASS OF                                AMOUNT TO BE     OFFERING PRICE PER  AGGREGATE OFFERING      AMOUNT OF
SECURITIES TO BE REGISTERED                         REGISTERED(1)(2)       UNIT(3)(4)         PRICE(3)(4)       REGISTRATION FEE
Debt Securities..................................     $300,000,000            100%            $300,000,000          $88,500

(1) In United States dollars or the equivalent thereof in one or more foreign currencies or currency units.

(2) Or, if any Debt Securities are issued at original issue discount, such greater amount as may result as the initial offering price aggregating $300,000,000.

(3) Estimated solely for the purpose of calculating the registration fee.

(4) Plus accrued interest, if any.
                            ------------------------

    THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                  SUBJECT TO COMPLETION, DATED AUGUST 21, 1998
INFORMATION CONTAINED HEREIN IS SUBJECT TO COMPLETION OR AMENDMENT. A REGISTRATION STATEMENT RELATING TO THESE SECURITIES HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. THESE SECURITIES MAY NOT BE SOLD NOR MAY OFFERS TO BUY BE ACCEPTED PRIOR TO THE TIME THE REGISTRATION STATEMENT BECOMES EFFECTIVE. THIS PROSPECTUS SHALL NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY NOR SHALL THERE BE ANY SALE OF THESE SECURITIES IN ANY STATE IN WHICH SUCH OFFER, SOLICITATION OR SALE WOULD BE UNLAWFUL PRIOR TO REGISTRATION OR QUALIFICATION UNDER THE SECURITIES LAWS OF ANY SUCH STATE.

PROSPECTUS

                                  $300,000,000
                           THE NEW YORK TIMES COMPANY
                                DEBT SECURITIES

                               ------------------

    The New York Times Company (the "Company") may offer from time to time its unsecured debt securities consisting of notes, debentures or other evidences of indebtedness (the "Debt Securities") at an aggregate initial offering price of not more than $300,000,000 or, if applicable, the equivalent thereof in one or more foreign currencies or currency units. The Debt Securities may be offered as separate series in amounts, at prices and on terms to be determined in light of market conditions at the time of sale and set forth in a Prospectus Supplement or Prospectus Supplements.

    The terms of each series of Debt Securities, including, where applicable, the specific designation, aggregate principal amount, authorized denominations, maturity, rate or rates and time or times of payment of any interest, any terms for optional or mandatory redemption or payment of additional amounts or any sinking fund provisions, any initial public offering price, the proceeds to the Company and any other specific terms in connection with the offering and sale of such series will be set forth in a Prospectus Supplement or Prospectus Supplements. Debt Securities may be issued with amounts payable in respect of principal of or any premium or interest on the Debt Securities determined by reference to the value, rate or price of one or more specified indices.

    The Debt Securities may be sold directly by the Company, through agents designated from time to time or to or through underwriters or dealers. See "Plan of Distribution". If any agents of the Company or any underwriters are involved in the sale of any Debt Securities in respect of which this Prospectus is being delivered, the names of such agents or underwriters and any applicable commissions or discounts will be set forth in a Prospectus Supplement.

                            ------------------------

THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND
     EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE
        SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES
             COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF
                THIS PROSPECTUS. ANY REPRESENTATION TO THE
                      CONTRARY IS A CRIMINAL OFFENSE.

                            ------------------------

                 The date of this Prospectus is August 21, 1998

NO DEALER, SALESPERSON OR OTHER PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS NOT CONTAINED IN THIS PROSPECTUS AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATIONS MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE COMPANY. THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY ANY SECURITIES OFFERED HEREBY IN ANY JURISDICTION IN WHICH, OR TO ANY PERSON TO WHOM, IT IS UNLAWFUL TO MAKE SUCH OFFER OR SOLICITATION. NEITHER THE DELIVERY OF THIS PROSPECTUS NOR ANY SALE MADE HEREUNDER SHALL, UNDER ANY CIRCUMSTANCES, CREATE ANY IMPLICATION THAT THE INFORMATION HEREIN IS CORRECT AS OF ANY TIME SUBSEQUENT TO THE DATE HEREOF.

                             AVAILABLE INFORMATION

    The Company is subject to the reporting requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act") and in accordance therewith, files reports, and other information with the Securities and Exchange Commission (the "Commission"). Such reports, proxy statements and other information filed by the Company can be inspected and copied at the public reference facilities maintained by the Commission at Room 1024, 450 Fifth Street, N.W., Washington, D.C. 20549, as well as the following Regional Offices of the Commission: Midwest Regional Office, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661-2511, and Northeast Regional Office, Seven World Trade Center, New York, New York 10048. Copies of such material can be obtained from the Public Reference Section of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549 at the prescribed rates. The Commission maintains a Web site at http://www.sec.gov containing reports, proxy and information statements and other information regarding registrants, including the Company, that file electronically with the Commission. The Company's Class A Common Stock is listed on The New York Stock Exchange ("NYSE") under the symbol "NYT". Reports, proxy statements and other information concerning the Company may also be inspected at the offices of the NYSE, 20 Broad Street, New York, New York 10005.

                INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

    The following documents filed with the Commission by the Company are incorporated in this Prospectus by reference:

    1. The Company's Annual Report on Form 10-K for the fiscal year ended December 28, 1997; and

    2. The Company's Quarterly Reports on Form 10-Q for the periods ended March 29, 1998 and June 28, 1998.

    All documents filed by the Company pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of this Prospectus and prior to the termination of the offering of the securities registered hereunder shall be deemed to be incorporated by reference herein and to be part hereof from the date of filing of such documents. Any statement contained herein or in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for the purposes hereof to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part hereof.

    The Company will provide without charge to each person to whom this Prospectus is delivered, on the written or oral request of any such person, a copy of any or all of the documents incorporated by reference in this Prospectus (without exhibits other than exhibits specifically incorporated by reference). Requests for such copies may be directed to The New York Times Company, 229 West 43d Street, New York, New York 10036, Attention: Corporate Secretary, (212) 556-1234.

                                  THE COMPANY

    The Company is a diversified media company including newspapers, magazines, television and radio stations, electronic information and publishing and forest products investments.

    The Company currently classifies its business into the following segments:

    Newspapers: THE NEW YORK TIMES ("THE TIMES"); THE BOSTON GLOBE, a daily newspaper, and the BOSTON SUNDAY GLOBE; 18 other daily and three non-daily newspapers in Alabama, California, Florida, Louisiana, North Carolina and South Carolina; newspaper distributors in the New York City and Boston metropolitan areas; various newspaper on-line products; news, photo and graphics services and news and features syndication; TIMESFAX; THE NEW YORK TIMES INDEX; and licensing of electronic data bases and microform, CD-ROM products and the trademarks and copyrights of THE TIMES and THE GLOBE.

    Magazines: GOLF DIGEST, GOLF WORLD AND GOLF SHOP OPERATIONS.

    Broadcasting: television stations WTKR-TV in Norfolk, Virginia; WREG-TV in Memphis, Tennessee; KFOR-TV in Oklahoma City, Oklahoma; WNEP-TV in Wilkes-Barre/Scranton, Pennsylvania; WHO-TV in Des Moines, Iowa; WHNT-TV in Huntsville, Alabama; WQAD-TV in Moline, Illinois; and KFSM-TV in Fort Smith, Arkansas; and radio stations WQXR (FM) and WQEW (AM) in New York City.

    Forest Products Investments and Other Joint Ventures: Minority equity interests in a Canadian newsprint company and a supercalendered paper manufacturing partnership in Maine, and a one-half interest in the INTERNATIONAL HERALD TRIBUNE.

    The Company was incorporated on August 26, 1896, under the laws of the State of New York. Its executive offices are located at 229 West 43d Street, New York, N.Y., 10036, and its telephone number is (212) 556-1234.

                                USE OF PROCEEDS

    The Company currently intends to use the net proceeds from the sale of any Debt Securities for general corporate purposes, which may include the reduction of indebtedness, possible acquisitions and such other purposes as may be stated in any Prospectus Supplement. Pending such use, the net proceeds may be temporarily invested. The precise amounts and timing of the application of proceeds will depend upon the funding requirements of the Company and its subsidiaries and the availability of other funds.

                CONSOLIDATED RATIOS OF EARNINGS TO FIXED CHARGES

                                                                                        FISCAL YEAR(2)
                                                                     -----------------------------------------------------
                                                                       1997       1996       1995       1994       1993
                                                                     ---------  ---------  ---------  ---------  ---------
Ratio of Earnings to Fixed Charges(l)..............................       7.96       3.39       4.44       4.80       3.54


                                                                       FISCAL QUARTER ENDED

                                                                     ------------------------
                                                                      JUNE 28,     JUNE 29,
                                                                        1998         1997
                                                                     -----------  -----------
Ratio of Earnings to Fixed Charges(l)..............................        9.91         7.77

------------------------

(1) The ratio of earnings to fixed charges has been computed by dividing earnings and fixed charges, excluding capitalized interest, by fixed charges. For purposes of computing the ratio, "earnings" consist of income before income taxes and income from joint ventures, adjusted for distributed earnings of less-than-fifty-percent-owned affiliates. "Fixed charges" represent interest expense, amortization of discounts or premiums relating to any indebtedness whether expensed or capitalized, as well as such portion of rental expense as can be demonstrated to be representative of the interest factor.

(2) For 1993-1995, the Company's fiscal year was the calendar year. In 1996 and for subsequent years the Company changed its fiscal year-end to the last Sunday in December.

                         DESCRIPTION OF DEBT SECURITIES

    The Securities are to be issued under an Indenture dated as of March 29, 1995, between the Company and The Chase Manhattan Bank, as Trustee (the "Trustee"), as supplemented by an Indenture Supplement, dated as of August 21, 1998 (such Indenture, as supplemented, the "Indenture"). A copy of the Indenture is filed as an exhibit to the Registration Statement of which this Prospectus is a part. The Securities may be issued from time to time in one or more series. The particular terms of each series, or of Securities forming a part of a series, which are offered by a Prospectus Supplement will be described in such Prospectus Supplement.

    The following summary of certain provisions of the Indenture does not purport to be complete and is subject, and is qualified in its entirety by reference, to all the provisions of the Indenture, including the definitions therein of certain terms, and, with respect to any particular Securities, to the description of the terms thereof included in the Prospectus Supplement relating thereto. Wherever particular Sections or defined terms of the Indenture are referred to herein or in a Prospectus Supplement, such Sections or defined terms are incorporated by reference herein or therein, as the case may be.

    The term "Securities", as used under this caption, refers to all Securities issued under the Indenture after July 31, 1998 and includes the Debt Securities.

GENERAL

    The Indenture provides that Securities in separate series may be issued thereunder from time to time without limitation as to aggregate principal amount. The Company may specify a maximum aggregate principal amount for the Securities of any series. (Section 301) The Securities are to have such terms and provisions which are not inconsistent with the Indenture, including as to maturity, principal and interest, as the Company may determine. The Securities will be unsecured unsubordinated obligations of the Company and will rank on a parity with all other unsecured and unsubordinated indebtedness of the Company.

    The applicable Prospectus Supplement will set forth the price or prices at which the Securities to be offered will be issued and will describe the following terms of such Securities: (1) the title of such Securities; (2) any limit on the aggregate principal amount of such Securities or the series of which they are a part; (3) the person to whom the interest on a Security of any series will be payable if not the person in whose name that Security is registered on the regular record date; (4) the date or dates on which the principal of any of such Securities will be payable; (5) the rate or rates at which any of such Securities will bear interest, if any, the date or dates from which any such interest will accrue, the Interest Payment Dates on which any such interest will be payable and the Regular Record Date for any such interest payable on any Interest Payment Date; (6) the place or places where the principal of and any premium and interest on any of such Securities will be payable; (7) the period or periods within which, the price or prices at which and the terms and conditions on which any of such Securities may be redeemed, in whole or in part, at the option of the Company; (8) the obligation, if any, of the Company to redeem or purchase any of such Securities pursuant to any sinking fund or analogous provision or at the option of the Holder thereof, and the period or periods within which, the price or prices at which and the terms and conditions on which any of such Securities will be redeemed or purchased, in whole or in part, pursuant to any such obligation; (9) the denominations in which any of such Securities will be issuable, if other than denominations of $1,000 and any integral multiple thereof; (10) if the amount of principal of or any premium or interest on any of such Securities may be determined with reference to an index or pursuant to a formula, the manner in which such amounts will be determined; (11) if other than the currency of the United States of America, the currency, currencies or currency units in which the principal of or any premium or interest on any of such Securities will be payable (and the manner in which the equivalent of the principal amount thereof in the currency of the United States of America is to be determined for any purpose, including for the purpose of determining the principal amount deemed to be Outstanding at any time); (12) if the principal of or any premium or interest on any of such Securities is to be payable, at the election of the Company or the Holder thereof, in one or more currencies or currency units other than those in which such Securities are stated to be payable, the currency, currencies or currency units in which payment of any such amount as to which such election is made will be payable, the periods within which and the terms and conditions upon which such election is to be made and the amount so payable (or the manner in which such amount is to be determined); (13) if other than the entire principal amount thereof, the portion of the principal amount of any of such Securities which will be payable upon declaration of acceleration of the Maturity thereof;
(14) if the principal amount payable at the Stated Maturity of any of such Securities will not be determinable as of any one or more dates prior to the Stated Maturity, the amount which will be deemed to be such principal amount as of any such date for any purpose, including the principal amount thereof which will be due and payable upon any Maturity other than the Stated Maturity or which will be deemed to be outstanding as of any such date (or, in any such case, the manner in which such deemed principal amount is to be determined);
(15) if applicable, that such Securities, in whole or any specified part, are defeasible pursuant to the provisions of the Indenture described under "Defeasance and Covenant Defeasance-Defeasance and Discharge" or "Defeasance and Covenant Defeasance-Covenant Defeasance", or under both such captions; (16) whether any of such Securities will be issuable in whole or in part in the form of one or more Global Securities and, if so, the respective Depositaries for such Global Securities, the form of any legend or legends to be borne by any such Global Security in addition to or in lieu of the legend referred to under "Form, Exchange and Transfer-Global Securities" and, if different from those described under such caption, any circumstances under which any such Global Security may be exchanged in whole or in part for Securities registered, and any transfer of such Global Security in whole or in part may be registered, in the names of Persons other than the Depositary for such Global Security or its nominee; (17) any addition to or change in the Events of Default applicable to any of such Securities and any change in the right of the Trustee or the Holders to declare the principal amount of any of such Securities due and payable; (18) any addition to or change in the covenants in the Indenture described under "Covenants" applicable to any of such Securities; and (19) any other terms of such Securities not inconsistent with the provisions of the Indenture. (Section
301)

    Securities, including Original Issue Discount Securities, may be sold at a substantial discount below their principal amount. Certain special United States federal income tax considerations (if any) applicable to Securities sold at an original issue discount may be described in the applicable Prospectus Supplement. In addition, certain special United States federal income tax or other considerations (if any) applicable to any Securities which are denominated in a currency or currency unit other than United States dollars may be described in the applicable Prospectus Supplement.

    The Indenture does not contain any provisions that would provide protection to Holders of any Securities against a sudden and dramatic decline in credit quality of the Company resulting from any takeover, recapitalization or similar restructuring or from other highly leveraged transactions.

FORM, EXCHANGE AND TRANSFER

    The Securities of each series will be issuable only in fully registered form, without coupons, and, unless otherwise specified in the applicable Prospectus Supplement, only in denominations of $1,000 and integral multiples thereof. (Section 302)

    At the option of the Holder, subject to the terms of the Indenture and the limitations applicable to Global Securities, Securities of each series will be exchangeable for other Securities of the same series of any authorized denomination and of a like tenor and aggregate principal amount. (Section 305)

    Subject to the term of the Indenture and the limitations applicable to Global Securities, Securities may be presented for exchange as provided above or for registration of transfer (duly endorsed or with a written instrument of transfer endorsed thereon duly executed) at the office of the Security Registrar or at the office of any transfer agent designated by the Company for such purpose. No service charge will be made for any registration of transfer or exchange of Securities, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith. Such transfer or exchange will be effected upon the Security Registrar or such transfer agent, as the case may be, being satisfied with the documents of title and identity of the person making the request. The Company has appointed the Trustee as Security Registrar. Any transfer agent (in addition to the Security Registrar) initially designated by the Company for any Securities will be named in the applicable Prospectus Supplement. (Section 305) The Company may at any time designate additional transfer agents or rescind the designation of any transfer agent or approve a change in the office through which any transfer agent acts, except that the Company will be required to maintain a transfer agent in each Place of Payment for the Securities of each series. (Section 1002)

    If the Securities of any series (or of any series and specified tenor) are to be redeemed in part, the Company will not be required to (i) issue, register the transfer of or exchange any Security of that series (or of that series and specified tenor, as the case may be) during a period beginning at the opening of business 15 days before the day of mailing of a notice of redemption of any such Security that may be selected for redemption and ending at the close of business on the day of such mailing or (ii) register the transfer of or exchange any Security so selected for redemption, in whole or in part, except the unredeemed portion of any such Security being redeemed in part. (Section 305)

GLOBAL SECURITIES

    Some or all of the Securities of any series may be represented, in whole or in part, by one or more Global Securities which will have an aggregate principal amount equal to that of the Securities represented thereby. Each Global Security will be registered in the name of a Depositary or a nominee thereof identified in the applicable Prospectus Supplement, will be deposited with such Depositary or nominee or a custodian therefor and will bear a legend regarding the restrictions on exchanges and registration of transfer thereof referred to below and any such other matters as may be provided for pursuant to the Indenture.

    Notwithstanding any provision of the Indenture or any Security described herein, no Global Security may be exchanged in whole or in part for Securities registered, and no transfer of a Global Security in whole or in part may be registered, in the name of any Person other than the Depositary for such Global Security or any nominee of such Depositary unless (i) the Depositary has notified the Company that it is unwilling or unable to continue as Depositary for such Global Security or has ceased to be qualified to act as such as required by the Indenture, (ii) there shall have occurred and be continuing an Event of Default with respect to the Securities represented by such Global Security or (iii) there shall exist such circumstances, if any, in addition to or in lieu of those described above as may be described in the applicable Prospectus Supplement. All securities issued in exchange for a Global Security or any portion thereof will be registered in such names as the Depositary may direct. (Sections 204 and 305)

    As long as the Depositary, or its nominee, is the registered Holder of a Global Security, the Depositary or such nominee, as the case may be, will be considered the sole owner and Holder of such Global Security and the Securities represented thereby for all purposes under the Securities and the Indenture. Except in the limited circumstances referred to above, owners of beneficial interests in a Global Security will not be entitled to have such Global Security or any Securities represented thereby registered in their names, will not receive or be entitled to receive physical delivery of certificated Securities in exchange therefor and will not be considered to be the owners or Holders of such Global Security or any Securities represented thereby for any purpose under the Securities or the Indenture. All payments of principal of and any premium and interest on a Global Security will be made to the Depositary or its nominee, as the case may be, as the Holder thereof. The laws of some jurisdictions require that certain purchasers of securities take physical delivery of such securities in definitive form. These laws may impair the ability to transfer beneficial interests in a Global Security.

    Ownership of beneficial interests in a Global Security will be limited to institutions that have accounts with the Depositary or its nominee ("participants") and to persons that may hold beneficial interests through participants. In connection with the issuance of a Global Security, the Depositary will credit, on its book-entry registration and transfer system, the respective principal amounts of Securities represented by the Global Security to the accounts of its participants. Ownership of beneficial interests in a Global Security will be shown only on, and the transfer of those ownership interests will be effected only through, records maintained by the Depositary (with respect to participants' interests) or any such participant (with respect to interests of persons held by such participants on their behalf). Payments, transfers, exchanges and others matters relating to beneficial interests in a Global Security may be subject to various policies and procedures adopted by the Depositary from time to time. None of the Company, the Trustee or any agent of the Company or the Trustee will have any responsibility or liability for any aspect of the Depositary's or any participant's records relating to, or for payments made on account of, beneficial interests in a Global Security, or for maintaining, supervising or reviewing any records relating to such beneficial interests.

PAYMENT AND PAYING AGENTS

    Unless otherwise indicated in the applicable Prospectus Supplement, payment of interest on a Security on any Interest Payment Date will be made to the Person in whose name such Security (or one or more Predecessor Securities) is registered at the close of business on the Regular Record Date for such interest. (Section 307)

    Unless otherwise indicated in the applicable Prospectus Supplement, principal of and any premium and interest on the Securities of a particular series will be payable at the office of such Paying Agent or Paying Agents as the Company may designate for such purpose from time to time, except that at the option of the Company payment of any interest may be made by check mailed to the address of the Person entitled thereto as such address appears in the Security Register. Unless otherwise indicated in the applicable Prospectus Supplement, the corporate trust office of the Trustee in The City of New York will be designated as the Company's sole Paying Agent for payments with respect to Securities of each series. Any other Paying Agents initially designated by the Company for the Securities of a particular series will be named in the applicable Prospectus Supplement. The Company may at any time designate additional Paying Agents or rescind the designation of any Paying Agent or approve a change in the Office through which any Paying Agent acts, except that the Company will be required to maintain a Paying Agent in each Place of Payment for the Securities of a particular series. (Section 1002)

    All moneys paid by the Company to a Paying Agent or the Trustee for the payment of the principal of or any premium or interest on any Security which remain unclaimed at the end of two years after such principal, premium or interest has become due and payable will be repaid to the Company, and the Holder of such Security thereafter may, as an unsecured creditor, look only to the Company for payment thereof, and all liability of the Company, the Paying Agent and the Trustee with respect thereto shall thereupon cease. (Section 1003)

RESTRICTIVE COVENANTS

    LIMITATIONS ON LIENS.

    The Indenture provides that the Company may not, nor may it permit any Significant Subsidiary to, issue, assume or guarantee any indebtedness for money borrowed (herein referred to as "Debt") if such Debt is secured by a Lien upon any Principal Property or on any shares of stock or indebtedness of any Significant Subsidiary (whether such Principal Property, shares of stock or indebtedness is owned at the date of the Indenture or thereafter acquired) without in any such case effectively providing that the Debt Securities of any series Outstanding (together with, if the Company shall so determine, any other indebtedness of or guaranteed by the Company or such Significant Subsidiary not subordinated to the

Debt Securities, subject to applicable priority of payment) shall be secured equally and ratably with or, at the option of the Company, prior to such Debt, except that the foregoing restriction will not apply to (i) Liens existing on the date of the Indenture or, as to Securities of any series, on the first date of issue of any Security of such series; (ii) Liens on property, shares of stock or indebtedness of or guaranteed by any corporation existing at the time such corporation becomes a Significant Subsidiary, PROVIDED, HOWEVER, that such Lien is not created, incurred or assumed in connection with, or in contemplation of such corporation becoming a Significant Subsidiary and does not extend to any other Principal Property; (iii) Liens on property existing at the time of acquisition thereof, or Liens on property which secure the payment of the purchase price of such property, or Liens on property which secure Debt incurred or guaranteed for the purpose of financing the purchase price of such property or the construction of such property (including Liens on existing property which secure debt financing for improvements to such existing property), which Debt is incurred or guaranteed within 180 days after such acquisition or completion of such construction or commencement of full operation of such property; (iv) Liens securing Debt owing by any Significant Subsidiary to the Company or a wholly-owned Subsidiary; (v) Liens on property of a corporation existing at the time such corporation is merged into or consolidated with the Company or a Significant Subsidiary or at the time of a purchase, lease or other acquisition of the properties of a corporation or other Person as an entirety or substantially as an entirety by the Company or a Significant Subsidiary, PROVIDED, HOWEVER, that such Lien is not created, incurred or assumed in connection with, or in contemplation of, such merger, consolidation, purchase, lease or other acquisition and does not extend to any other Principal Property;
(vi) Liens in favor of the United States of America or any State thereof or any agency, instrumentality or political subdivision thereof, or in favor of any other country, or any political subdivision thereof, to secure progress, advance or other payments pursuant to any contract with any such entity or any statute of the United States of America or any State thereof or any agency, instrumentality or political subdivision thereof; or (vii) any extension, renewal or replacement (or successive extensions, renewals or replacements), in whole or in part, of any Lien referred to in the foregoing clauses (i) to (vi), inclusive, PROVIDED, HOWEVER, that such extension, renewal or replacement Lien is limited to all or a part of the same property (plus improvements thereon) that secured the Lien extended, renewed or replaced. Notwithstanding the foregoing, the Company or the Company and one or more Significant Subsidiaries may, without securing the Debt Securities, issue, assume or guarantee secured Debt which would otherwise be subject to the foregoing restrictions, provided that after giving effect thereto the aggregate amount of such Debt then outstanding (not including secured Debt permitted under the foregoing exceptions) at such time does not exceed 10% of the shareholders' equity of the Company and its consolidated subsidiaries as shown on the consolidated financial statements of the Company as of the end of the fiscal year next preceding the date of determination. (Section 1008)

    LIMITATIONS ON SALE AND LEASEBACK TRANSACTIONS.

    The Company will not, and will not permit any Significant Subsidiary to, enter into any arrangement with any bank, insurance company or other lender or investor (not including the Company or any Significant Subsidiary), or to which any such lender or investor is a party, providing for the leasing by the Company or a Significant Subsidiary for a period, including renewals, in excess of three years of any Principal Property that has been owned by the Company or a Significant Subsidiary for more than six months and that has been or is to be sold or transferred by the Company or a Significant Subsidiary to such lender or investor or to any person to whom funds have been or are to be advanced by such lender or investor on the security of such Principal Property (a "Sale and Leaseback Transaction") unless either (i) the Company or such Significant Subsidiary would be entitled to issue, assume or guarantee Debt secured by the property involved at least equal in amount to the Attributable Debt (as defined) in respect of such transaction without equally and ratably securing the Debt Securities of any series Outstanding which are entitled to the benefits of such provision of the Indenture, provided that such Attributable Debt shall thereupon be deemed to be Debt subject to the provisions of the "Limitations on Liens" covenant, or (ii) an amount equal to such Attributable Debt is applied to the retirement of Debt of the Company or a

Significant Subsidiary having a remaining maturity of one year or more and which is not subordinated to the Debt Securities of any series Outstanding. (Section
1009)

    CERTAIN DEFINITIONS.

    Unless otherwise specified in the Prospectus Supplement respecting any particular Securities, the following terms shall have the following meaning:

    "ATTRIBUTABLE DEBT" means as to any particular lease under which any Person is at the time liable and at any date as of which the amount thereof is to be determined, the total net amount of rent required to be paid by such Person under such lease during the remaining primary term thereof (or any renewal terms for which the lease may be extended at the option of the lessor), discounted from the respective due dates thereof to such date at a rate per annum equal to the prevailing market interest rate, at the time the lease was entered into, on United States Treasury obligations having a maturity substantially the same as the average term of such lease plus 3%. The net amount of rent required to be paid under any such lease for any such period will be the aggregate amount of rent payable by the lessee with respect to such period after excluding amounts required to be paid on account of insurance, taxes, assessments, utility, operating and labor costs and similar charges. In the case of any lease that is terminable by the lessee upon the payment of a penalty, such net amount will also include the amount of such penalty, but no rent will be considered as required to be paid under such lease subsequent to the first date upon which it may be so terminated. In the case of any lease under which the amount of rent is indeterminate (e.g., where rent is based on sales or profits), the net amount of rent required to be paid per year for the remaining term thereof will be deemed to be the amount of rent paid during the fiscal year immediately preceding the date as of which the amount thereof is to be determined.

    "CONSOLIDATED NET TANGIBLE ASSETS" means the aggregate amount of assets less (a) all current liabilities and (b) all goodwill, trademarks, patents, unamortized debt discount and expense, organization or developmental expenses, and other like intangibles, all as set forth on the most recent consolidated balance sheet of the Company prepared in accordance with generally accepted accounting principles.

    "LIEN" means any mortgage, lien, pledge, charge, security interest or other similar encumbrance.

    "PRINCIPAL PROPERTY" means any land, building, machinery or equipment, or leasehold interests and improvements in respect of the foregoing owned by the Company or a Significant Subsidiary, which would be reflected on a consolidated balance sheet of the Company and its Subsidiaries prepared in accordance with generally accepted accounting principles and which on the date as of which the determination is being made exceeds five percent of the Consolidated Net Tangible Assets, but excluding all such tangible property located outside the United States of America and excluding any property which, in the opinion of the Board of Directors set forth in a Board Resolution, is not of material importance to the total business conducted by the Company and its Subsidiaries, taken as a whole.

    "SIGNIFICANT SUBSIDIARY" means any Subsidiary that in accordance with generally accepted accounting principles is consolidated with the Company in the Company's consolidated financial statements and that generated seven percent or more of the revenues or held seven percent or more of the assets of the Company and its consolidated Subsidiaries for or at the end of the most recently completed fiscal year of the Company, for which an Annual Report on Form 10-K or proxy statement of the Company containing audited financial results has been filed with the Commission.

    "SUBSIDIARY" means any corporation of which more than 50% of the outstanding voting stock shall at the time be owned by the Company or by the Company and one or more Subsidiaries or by one or more Subsidiaries. (Section
101)

CONSOLIDATION, MERGER AND SALE OF ASSETS

    The Company, without the consent of the Holder of any Outstanding Securities, may consolidate with or merge into, or convey, transfer or lease its properties and assets substantially as an entirety to, any Person, and may permit any Person to merge into, or convey, transfer or lease its properties and assets substantially as an entirety to, the Company, PROVIDED (i) that any successor Person must be a corporation, partnership, limited liability company, trust or other entity organized and validly existing under the laws of any domestic jurisdiction and must expressly assume by an indenture supplement the Company's obligations on the Securities and under the Indenture, (ii) that after giving effect to the transaction, no Event of Default shall have occurred and be continuing and (iii) that certain other conditions are met. For example, if, as a result of the transaction, property of the Company would become subject to a Lien that would not be permitted under the limitation on Liens described above under "Restrictive Covenants," the Company would be required to secure the Securities equally and ratably with (or prior to) the indebtedness secured by such Lien. (Section 801)

EVENTS OF DEFAULT

    Unless otherwise specified in the Prospectus Supplement respecting any particular Securities, each of the following shall constitute an Event of Default under the Indenture with respect to Securities of any series: (a) failure to pay principal of or any premium on any Security of that series when due; (b) failure to pay any interest on any Securities of that series when due, continued for 30 days; (c) failure to deposit any sinking fund payment, when due, in respect of any Security of that series; (d) failure to perform any other covenant of the Company in the Indenture (other than a covenant included in the Indenture solely for the benefit of a series other than that series), continued for 90 days after written notice has been given by the Trustee, or by the Holders of at least 25% in principal amount of the Outstanding Securities of that series, as provided in the Indenture; and (e) certain events in bankruptcy, insolvency or reorganization. (Section 501)

    If an Event of Default (other than an Event of Default described in clause
(e) above) with respect to the Securities of any series at the time Outstanding shall occur and be continuing, either the Trustee or the Holders of at least 25% in aggregate principal amount of the Outstanding Securities of that series by notice as provided in the Indenture may declare the principal amount of the Securities of that series (or, in the case of any Security that is an Original Issue Discount Security or the principal amount of which is not then determinable, such portion of the principal amount of such Security, or such other amount in lieu of such principal amount, as may be specified in the terms of such Security) to be due and payable immediately. If an Event of Default described in clause (e) above with respect to the Securities of any series at the time Outstanding shall occur, the principal amount of all the Securities of that series (or, in the case of any such Original Issue Discount Security or other Security, such specified amount) will automatically, and without any action by the Trustee or any Holder, become immediately due and payable. After any such acceleration, but before a judgment or decree based on acceleration, the Holders of a majority in aggregate principal amount of the Outstanding Securities of that series may, under certain circumstances, rescind and annul such acceleration if (i) the Company has paid or deposited with the Trustee a sum sufficient to pay all overdue interest on all Securities of that series, the principal and premium, if any, on any Securities of that series which have become due otherwise than by such acceleration and any interest thereon at the rate or rates prescriber therefor in such Securities, and certain fees of the Trustee; and (ii) all Events of Default, other than the non-payment of accelerated principal (or other specified amount), have been cured or waived as provided in the Indenture. (Section 502) For information as to waiver of defaults, see "-Modification and Waiver".

    Subject to the provisions of the Indenture relating to the duties of the Trustee in case an Event of Default shall occur and be continuing, the Trustee will be under no obligation to exercise any of its rights or powers under the Indenture at the request or direction of any of the Holders, unless such Holders shall have offered to the Trustee reasonable security or indemnity. (Section
603) Subject to such provisions for
the giving of security or the indemnification of the Trustee, the Holders of a majority in aggregate principal amount of the Outstanding Securities of any series will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred on the Trustee with respect to the Securities of that series. (Section 512)

    No Holder of a Security of any series will have any right to institute any proceeding with respect to the Indenture, or for the appointment of a receiver or a trustee, or for any other remedy thereunder, unless (i) such Holder has previously given to the Trustee written notice of a continuing Event of Default with respect to the Securities of that series, (ii) the Holders of at least 25% in aggregate principal amount of the Outstanding Securities of that series have made written request, and such Holder or Holders have offered reasonable indemnity, to the Trustee to institute such proceeding as trustee and (iii) the Trustee has failed to institute such proceeding, and has not received from the Holders of a majority in aggregate principal amount of the Outstanding Securities of that series a direction inconsistent with such request, within 60 days after such notice, request and offer. (Section 507) However, such limitations do not apply to a suit instituted by a Holder of a Security for the enforcement of payment of the principal of or any premium or interest on such Security on or after the applicable due date specified in such Security. (Section 508)

    The Company will be required to furnish to the Trustee annually a statement by certain of its officers as to whether or not the Company, to their knowledge, is in default in the performance or observance of any of the terms, provisions and conditions of the Indenture and, if so, specifying all such known defaults. (Section 1004)

MODIFICATION AND WAIVER

    Modifications and amendments of the Indenture may be made by the Company and the Trustee with the consent of the Holders of a majority in aggregate principal amount of the Outstanding Securities of each series affected by such modification or amendment, PROVIDED, HOWEVER, that no such modification or amendment may, without the consent of the Holder of each Outstanding Security affected thereby, (a) change the Stated Maturity of the principal of, or any instalment of principal of, or interest on, any Security, (b) reduce the principal amount of, or any premium or interest on, any Security, (c) reduce the amount of principal of an Original Issue Discount Security or any other Security payable upon acceleration of the Maturity thereof, (d) change the place or currency of payment of principal of, or any premium or interest on, any Security, (e) impair the right to institute suit for the enforcement of any payment on or with respect to any Security, (f) reduce the percentage in principal amount of Outstanding Securities of any series, the consent of whose Holders is required for modification or amendment of the Indenture, (g) reduce the percentage in principal amount of Outstanding Securities of any series necessary for waiver of compliance with certain provisions of the Indenture or for waiver of certain defaults or (h) modify such provisions with respect to modification and waiver. (Section 902)

    The Holders of a majority in principal amount of the Outstanding Securities of any series may waive compliance by the Company with certain restrictive provisions of the Indenture. (Section 1010) The Holders of a majority in principal amount of the Outstanding Securities of any series may waive any past default under the Indenture, except a default in the payment of principal, premium or interest and certain covenants and provisions of the Indenture which cannot be amended without the consent of the Holder of each Outstanding Security of such series affected. (Section 513)

    The Indenture provides that in determining whether the Holders of the requisite principal amount of the Outstanding Securities have given or taken any direction, notice, consent, waiver or other action under the Indenture as of any date, (i) the principal amount of an Original Issue Discount Security that will be deemed to be Outstanding will be the amount of the principal thereof that would be due and payable as of such date upon acceleration of the Maturity thereof to such date, (ii) if, as of such date, the principal amount payable at the Stated Maturity of a Security is not determinable (for example, because it is based on an index), the principal amount of such Security deemed to be Outstanding as of such date will be an amount determined in the manner prescribed for such Security and (iii) the principal amount of a Security denominated in one or more foreign currencies or currency units that will be deemed to be Outstanding will be the U.S. dollar equivalent, determined as of such date in the manner prescribed for such Security, of the principal amount of such Security (or, in the case of a Security described in clause (i) or (ii) above, of the amount described in such clause). Certain Securities, including those for whose payment or redemption money has been deposited or set aside in trust for the Holders and those that have been fully defeased pursuant to Section 1302, will not be deemed to be Outstanding. (Section 101)

    Except in certain limited circumstances, the Company will be entitled to set any day as a record date for the purpose of determining the Holders of Outstanding Securities of any series entitled to give or take any direction, notice, consent, waiver or other action under the Indenture, in the manner and subject to the limitations provided in the Indenture. In certain limited circumstances, the Trustee also will be entitled to set a record date for action by Holders. If a record date is set for any action to be taken by Holders of a particular series, such action may be taken only by persons who are Holders of Outstanding Securities of that series on that record date, whether or not such Holders remain Holders after such record date. To be effective, such action must be taken by Holders of the requisite principal amount of such Securities within a specified period following the record date. For any particular record date, this period will be 180 days or such other shorter period as may be specified by the Company (or the Trustee, if it set the record date), and may be shortened or lengthened (but not beyond 180 days) from time to time. (Section 104)

DEFEASANCE AND COVENANT DEFEASANCE

    If and to the extent indicated in the applicable Prospectus Supplement, the Company may elect, at its option at any time, to have the provisions of Section 1302, relating to defeasance and discharge of indebtedness, or Section 1303, relating to defeasance of certain restrictive covenants in the Indenture, applied to the Securities of any series, or to any specified part of a series. (Section 1301)

    DEFEASANCE AND DISCHARGE. The Indenture provides that, upon the Company's exercise of its option (if any) to have Section 1302 applied to any Securities, the Company will be discharged from all its obligations with respect to such Securities (except for certain obligations to exchange or register the transfer of Securities, to replace stolen, lost or mutilated Securities, to maintain paying agencies and to hold moneys for payment in trust) upon the deposit in trust for the benefit of the Holders of such securities of money or U.S. Government Obligations, or both, which, through the payment of principal and interest in respect thereof in accordance with their terms, will provide money in an amount sufficient to pay the principal of and any premium and interest on such Securities on the respective Stated Maturities in accordance with the terms of the Indenture and such Securities. Such defeasance or discharge may occur only if, among other things, the Company has delivered to the Trustee an Opinion of Counsel to the effect that the Company has received from, or there has been published by, the United States Internal Revenue Service a ruling, or there has been a change in tax law since the date of the Indenture, in either case to the effect that Holders of such Securities will not recognize gain or loss for federal income tax purposes as a result of such deposit, defeasance and discharge and will be subject to federal income tax on the same amount, in the same manner and at the same times as would have been the case if such deposit, defeasance and discharge were not to occur. (Sections 1302 and 1304)

    DEFEASANCE OF CERTAIN COVENANTS. The Indenture provides that, upon the Company's exercise of its option (if any) to have Section 1303 applied to any Securities, the Company may omit to comply with certain restrictive covenants, including those described under "Restrictive Covenants" and in the last sentence under "Consolidation, Merger and Sale of Assets" and any that may be described in the applicable Prospectus Supplement, and the occurrence of certain Events of Default, which are described above in clause (d) (with respect to such restrictive covenants) under "Events of Default" and any that may be described in the applicable Prospectus Supplement, will be deemed not to be or result in an Event of Default, in each case with respect to such Securities. The Company, in order to exercise such option, will be required to deposit, in trust for the benefit of the Holders of such Securities, money or U.S.

Government Obligations, or both, which, through the payment of principal and interest in respect thereof in accordance with their terms, will provide money in an amount sufficient to pay the principal of and any premium and interest on such Securities on the respective Stated Maturities or on redemption in accordance with the terms of the Indenture and such Securities. The Company will also be required, among other things, to deliver to the Trustee an Opinion of Counsel to the effect that Holders of such Securities will not recognize gain or loss for federal income tax purposes as a result of such deposit and defeasance of certain obligations and will be subject to federal income tax on the same amount, in the same manner and at the same times as would have been the case if such deposit and defeasance were not to occur. In the event the Company exercised this option with respect to any Securities and such Securities were declared due and payable because of the occurrence of any Event of Default, the amount of money and U.S. Government Obligations so deposited in trust would be sufficient to pay amounts due on such Securities at the time of their respective Stated Maturities but may not be sufficient to pay amounts due on such Securities upon any acceleration resulting from such Event of Default. In such case, the Company would remain liable for such payments. (Sections 1303 and
1304)

NOTICES

    Notices to Holders of Securities will be given by mail to the addresses of such Holders as they may appear in the Security Register. (Sections 101 and 106)

TITLE

    The Company, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name a Security is registered as the owner thereof (whether or not such Security may be overdue) for the purpose of making payment and for all other purposes. (Section 308)

GOVERNING LAW

    The Indenture and the Securities will be governed by, and construed in accordance with, the law of the State of New York. (Section 112)

REGARDING THE TRUSTEE

    The Trustee is The Chase Manhattan Bank.

                             FOREIGN CURRENCY RISKS

GENERAL

    Debt Securities of a series may be denominated in such foreign currencies or currency units as may be designated by the Company at the time of offering (the "Foreign Currency Securities").

    THE INFORMATION SET FORTH BELOW DOES NOT DESCRIBE ALL RISKS OF AN INVESTMENT IN FOREIGN CURRENCY SECURITIES THAT RESULT FROM SUCH SECURITIES BEING DENOMINATED IN A FOREIGN CURRENCY OR CURRENCY UNIT EITHER AS SUCH RISKS EXIST AT THE DATE OF THIS PROSPECTUS OR AS SUCH RISKS MAY CHANGE FROM TIME TO TIME. ANY ADDITIONAL MATERIAL FOREIGN CURRENCY RISKS PERTAINING TO A PARTICULAR DEBT SECURITY DENOMINATED IN A FOREIGN CURRENCY WILL BE DISCLOSED IN THE PROSPECTUS SUPPLEMENT REGARDING SUCH DEBT SECURITY. PROSPECTIVE PURCHASERS SHOULD CONSULT THEIR OWN FINANCIAL AND LEGAL ADVISORS AS TO THE RISKS ENTAILED BY AN INVESTMENT IN FOREIGN CURRENCY SECURITIES. FOREIGN CURRENCY SECURITIES ARE NOT AN APPROPRIATE INVESTMENT FOR INVESTORS WHO ARE UNSOPHISTICATED WITH RESPECT TO FOREIGN CURRENCY TRANSACTIONS.

    Unless otherwise indicated in an applicable Prospectus Supplement, a Foreign Currency Security will not be sold in, or to a resident of, the country of the Specified Currency (as defined below) in which such Security is denominated. The information set forth below is by necessity incomplete and prospective purchasers of Foreign Currency Securities should consult their own financial and legal advisors with respect to any matters that may affect the purchase or holding of a Foreign Currency Security or the receipt of payments of principal of and any premium and interest on a Foreign Currency Security in a Specified Currency.

EXCHANGE RATES AND EXCHANGE CONTROLS

    An investment in Foreign Currency Securities entails significant risks that are not associated with a similar investment in a security denominated in U.S. dollars. Such risks include, without limitation, the possibility of significant changes in the rate of exchange between the U.S. dollar and the currency or currency unit designated by the Company at the time of offering (the "Specified Currency") and the possibility of the imposition or modification of foreign exchange controls by either the United States or foreign governments. Such risks generally depend on economic and political events and the supply of and demand for the relevant currencies over which the Company has no control. In recent years, rates of exchange between the U.S. dollar and certain foreign currencies have been highly volatile and such volatility may be expected in the future. Fluctuations in any particular exchange rate that have occurred in the past are not necessarily indicative, however, of fluctuations in the rate that may occur during the term of any Foreign Currency Security. Depreciation of the Specified Currency applicable to a Foreign Currency Security against the U.S. dollar would result in a decrease in the U.S. dollar equivalent yield of such Security, in the U.S. dollar-equivalent value of the principal repayable at Maturity of such Security and, generally, in the U.S. dollar-equivalent market value of such Security.

    Governments have imposed from time to time exchange controls and may in the future impose or revise exchange controls at or prior to a Foreign Currency Security's Maturity. Even if there are not exchange controls, it is possible that the Specified Currency for any particular Foreign Currency Security would not be available at such Security's Maturity due to other circumstances beyond the control of the Company.

JUDGMENTS

    In the event an action based on Foreign Currency Securities were commenced in a court of the United States, it is likely that such court would grant judgment relating to such Securities only in U.S. dollars. It is not clear, however, whether, in granting such judgment, the rate of conversion into U.S. dollars would be determined with reference to the date of default, the date judgment is rendered or some other date. Holders of Foreign Currency Securities would bear the risk of exchange rate fluctuations between the time the amount of the judgment is calculated and the time the Trustee converts U.S. dollars to the Specified Currency for payment of the judgment.

                              PLAN OF DISTRIBUTION

    The Company may sell Debt Securities to one or more underwriters for public offering and sale by them or may sell Debt Securities to investors directly or through agents (such offered Debt Securities, the "Offered Securities"). Any such underwriter or agent involved in the offer and sale of the Offered Securities will be named in an applicable Prospectus Supplement.

    Underwriters may offer and sell the Offered Securities at a fixed price or prices, which may be changed, or from time to time at market prices prevailing at the time of sale, at prices related to such prevailing market prices or at negotiated prices. The Company also may, from time to time, authorize underwriters acting as the Company's agents to offer and sell the Offered Securities upon the terms and conditions as shall be set forth in any Prospectus Supplement. In connection with the sale of Offered Securities, underwriters may be deemed to have received compensation from the Company in the form of underwriting discounts or commissions and may also receive commissions from purchasers of Offered Securities for whom they may act as agent. Underwriters may sell Offered Securities to or through dealers, and such dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters and/or commissions (which may be changed from time to time) from the purchasers for whom they may act as agent.

    Securities may also be offered and sold, if so indicated in the Prospectus Supplement, in connection with a remarketing upon their purchase, in accordance with a redemption or repayment pursuant to their terms, by one or more firms ("remarketing firms") acting as principals for their own accounts or as agents for the Company. Any remarketing firm will be identified and the terms of its agreement, if any, with the Company and its compensation will be described in the Prospectus Supplement. Remarketing firms may be deemed to be underwriters in connection with the Securities remarketed thereby.

    Any underwriting compensation paid by the Company to underwriters or agents in connection with the offering of Offered Securities, and any discounts, concessions or commissions allowed by underwriters to participating dealers, will be set forth in an applicable Prospectus Supplement. Underwriters, dealers and agents participating in the distribution of the Offered Securities may be deemed to be underwriters, and any discounts and commissions received by them and any profit realized by them on resale of the Offered Securities may be deemed to be underwriting discounts and commissions, under the Act. Underwriters, dealers and agents may be entitled, under agreements with the Company, to indemnification against and contribution toward certain civil liabilities, including liabilities under the Act, and to reimbursement by the Company for certain expenses.

    If so indicated in an applicable Prospectus Supplement, the Company will authorize dealers acting as the Company's agents to solicit offers by certain institutions to purchase Offered Securities from the Corporation at the public offering price set forth in such Prospectus Supplement pursuant to Delayed Delivery Contracts ("Contracts") providing for payment and delivery on the date or dates stated in such Prospectus Supplement. Each Contract will be for an amount not less than, and the aggregate principal amount of Offered Securities sold pursuant to Contracts shall be not less nor more than, the respective amounts stated in such Prospectus Supplement. Institutions with whom Contracts, when authorized, may be made include commercial and savings banks, insurance companies, pension funds, investment companies, educational and charitable institutions and other institutions, but will in all cases be subject to the approval of the Company. Contracts will not be subject to any conditions except (i) the purchase by an institution of the Offered Securities covered by its Contracts shall not at the time of delivery be prohibited under the laws of any jurisdiction in the United States to which such institution is subject, and (ii) if the Offered Securities are being sold to underwriters, the Company shall have sold to such underwriters the total principal amount of the Offered Securities less the principal amount thereof covered by Contracts. Agents and underwriters will have no responsibility in respect of the delivery or performance of Contracts.

    All Offered Securities will be a new issue of securities with no established trading market. Any underwriters to whom Offered Securities are sold by the Company for public offering and sale may make a market in such Offered Securities, but such underwriters will not be obligated to do so and may discontinue any market making at any time without notice. No assurance can be given as to the liquidity of or the trading markets for any Offered Securities.

    Certain of the underwriters or agents and their associates may be customers of, engage in transactions with and perform services for the Company in the ordinary course of business.

                         VALIDITY OF OFFERED SECURITIES

    The validity of the securities offered by this Prospectus will be passed upon for the Company by Solomon B. Watson IV, Senior Vice President and General Counsel of the Company. Certain legal matters will be passed on for the Company by Morgan, Lewis & Bockius LLP, New York, New York, and for the underwriters by Sullivan & Cromwell, New York, New York.

                                    EXPERTS

    The financial statements and the related financial statement schedule incorporated in this Prospectus by reference from the Company's Annual Report on Form 10-K for the year ended December 28, 1997 have been audited by Deloitte & Touche LLP, independent auditors, as set forth in their report included therein and incorporated herein by reference. Such financial statements and financial statement schedule are incorporated herein by reference in reliance upon such report given upon authority of such firm as experts in accounting and auditing.

                                    PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

    The fees and expenses to be paid in connection with the distribution of the securities being registered hereby are estimated as follows:

Registration fee..............................................  $  88,500
Legal fees and expenses.......................................     50,000*
Accounting fees and expenses..................................     25,000*
Printing......................................................     25,000*
Rating agency fees............................................    100,000*
                                                                ---------
Trustees fees.................................................     10,000*
Miscellaneous.................................................     10,000*
                                                                ---------
Total.........................................................  $ 308,500*
                                                                ---------
                                                                ---------

------------------------

*   Estimated

ITEM 15. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

    Pursuant to the New York Business Corporation Law (the "NYBCL"), the Registrant has the power to indemnify certain persons, including its officers and directors, under stated circumstances and subject to certain limitations in connection with services performed in good faith for the Registrant.

    Under the Registrant's by-laws, any person made or threatened to be made a party to any civil or criminal action or proceeding by reason of the fact that he or she or his or her testator or intestate is or was a director or officer of the Registrant, or served any other corporation or entity of any type or kind, domestic or foreign, in any capacity, at the request of the Registrant, shall be indemnified against judgments, fines, amounts paid in settlement, taxes or penalties and expenses, including attorneys' fees, to the full extent permitted by law, provided that no indemnification may be made in any case if a judgment or other final adjudication adverse to the director or officer establishes that his or her acts were committed in bad faith or were the result of active and deliberate dishonesty and, in either case, were material to the cause of action so adjudicated, or that he or she personally gained in fact a financial profit or other advantage to which he or she was not legally entitled.

    The Registrant's by-laws provide that such right to indemnification is not intended to limit any right to indemnification to which any officer or director would be entitled by law in the absence of such by-law provision, nor shall it be deemed exclusive of any other rights such a person may have under law, any provision of the Registrant's certificate of incorporation or by-laws, any agreement approved by the Board of Directors, or a resolution of stockholders or directors.

    The Registrant maintains directors' and officers' liability insurance which insures against liabilities that directors or officers of the Registrant may incur in such capacities.

ITEM 16. EXHIBITS.

        1     --      Form of Underwriting Agreement (incorporated by reference to Exhibit 1 to the registrant's Registration Statement on Form S-3 File No. 33-57403)
      4.1     --      Form of Indenture between The New York Times Company and The Chase Manhattan Bank,
                      as Trustee (incorporated by reference to Exhibit 4 to the registrant's Registration
                      Statement on Form S-3 File No. 33-57403)
      4.2     --      Form of Indenture Supplement between The New York Times Company and The Chase
                      Manhattan Bank, as Trustee
        5     --      Opinion of Solomon B. Watson IV as to the legality of the securities being registered
       12     --      Statement regarding computation of ratio of earnings to fixed charges
     23.1     --      Consent of Deloitte & Touche LLP
     23.2     --      Consent of Solomon B. Watson IV (included in the opinion filed as Exhibit 5)
       24     --      Powers of Attorney (included on signature page hereof)
       25     --      Statement on Form T-1 of the Eligibility of The Chase Manhattan Bank, as Trustee

ITEM 17. UNDERTAKINGS.

(A) The undersigned hereby undertakes:

    (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

       (i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

       (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement;

       (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

PROVIDED, HOWEVER that paragraphs (1)(i) and (1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Registration Statement.

    (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

    (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(B) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(C) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

    Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on the 21st day of August, 1998.

                                THE NEW YORK TIMES COMPANY

                                BY   /S/ RHONDA L. BRAUER
                                     -----------------------------------------
                                     Name: Rhonda L. Brauer
                                     Title: Assistant Secretary

                               POWER OF ATTORNEY

    Each person whose signature appears below hereby constitutes and appoints Solomon B. Watson IV, Laura J. Corwin and Rhonda L. Brauer, and each acting alone, his/her and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him/her and in his/her name, place and stead, in any and all capacities, to sign any or all amendments or supplements to this Registration Statement, whether pre-effective or post-effective, and to file the same with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing necessary or appropriate to be done with respect to this Registration Statement or any amendments or supplements thereto in the premises, as fully to all intents and purposes as he/she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

    Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the date indicated.

          SIGNATURES                       TITLE                    DATE
------------------------------  ---------------------------  -------------------

  /s/ ARTHUR O. SULZBERGER,     Chairman of the Board
             JR.                  (principal executive
------------------------------    officer)                     August 21, 1998
  Arthur O. Sulzberger, Jr.

                                Senior Vice President and
     /s/ JOHN M. O'BRIEN          Chief Financial Officer
------------------------------    (principal financial         August 21, 1998
       John M. O'Brien            officer)

                                Vice President and
      /s/ STUART STOLLER          Corporate Controller
------------------------------    (principal accounting        August 21, 1998
        Stuart Stoller            officer)

     /s/ RUSSELL T. LEWIS       President and Chief
------------------------------    Executive Officer,           August 21, 1998
       Russell T. Lewis           Director

      /s/ MICHAEL GOLDEN        Vice Chairman and Senior
------------------------------    Vice President, Director     August 21, 1998
        Michael Golden

      /s/ JOHN F. AKERS         Director
------------------------------                                 August 21, 1998
        John F. Akers

          SIGNATURES                       TITLE                    DATE
------------------------------  ---------------------------  -------------------

     /s/ BRENDA C. BARNES       Director
------------------------------                                 August 21, 1998
       Brenda C. Barnes

     /s/ RICHARD L. GELB        Director
------------------------------                                 August 21, 1998
       Richard L. Gelb

  /s/ A. LEON HIGGINBOTHAM,     Director
             JR.
------------------------------                                 August 21, 1998
  A. Leon Higginbotham, Jr.

    /s/ ROBERT A. LAWRENCE      Director
------------------------------                                 August 21, 1998
      Robert A. Lawrence

     /s/ ELLEN R. MARRAM        Director
------------------------------                                 August 21, 1998
       Ellen R. Marram

   /s/ CHARLES H. PRICE II      Director
------------------------------                                 August 21, 1998
     Charles H. Price II

     /s/ GEORGE L. SHINN        Director
------------------------------                                 August 21, 1998
       George L. Shinn

    /s/ DONALD M. STEWART       Director
------------------------------                                 August 21, 1998
      Donald M. Stewart

  /s/ ARTHUR OCHS SULZBERGER    Director
------------------------------                                 August 21, 1998
    Arthur Ochs Sulzberger

   /s/ JUDITH P. SULZBERGER     Director
------------------------------                                 August 21, 1998
     Judith P. Sulzberger

    /s/ WILLIAM O. TAYLOR       Director
------------------------------                                 August 21, 1998
      William O. Taylor

                                 EXHIBIT INDEX

        1         --  Form of Underwriting Agreement (incorporated by reference to Exhibit 1 to the registrant's Registration Statement on Form S-3 File No. 33-57403)
      4.1         --  Form of Indenture between The New York Times Company and The Chase Manhattan
                      Bank, as Trustee (incorporated by reference to Exhibit 4 to the registrant's
                      Registration Statement on Form S-3 File No. 33-57403)
      4.2         --  Form of Indenture Supplement between The New York Times Company and The Chase
                      Manhattan Bank, as Trustee
        5         --  Opinion of Solomon B. Watson IV as to the legality of the securities being registered
       12         --  Statement regarding computation of ratio of earnings to fixed charges
     23.1         --  Consent of Deloitte & Touche LLP
     23.2         --  Consent of Solomon B. Watson IV (included in the opinion filed as Exhibit 5)
       24         --  Powers of Attorney (included on signature page hereof)
       25         --  Statement on Form T-1 of the Eligibility of The Chase Manhattan Bank, as Trustee